PART II - EXHIBIT 15
                                                       --------------------




                                                  May 12, 1994




Securities and Exchange Commission
450 5th Street, N.W.
Attention:  Filing Desk, Stop 1-4
Washington, D.C.  20549-1004


          Re:  American Brands, Inc.


     We are aware that our report dated May 12, 1994, on our review of interim financial information of American Brands, Inc. and Subsidiaries for the three-month periods ended March 31, 1994 and 1993 included in this Form 10-Q, has been incorporated by reference into (a) Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 (Registration No. 33-13363) relating to the Profit-Sharing Plan of American Brands, Inc., the Registration Statement on Form S-8 (Registration No. 33-45869) relating to the Profit-Sharing Plan of The American Tobacco Company and the Registration Statement on Form S-8 (Registration No. 33-39855) relating to the 1990 Long-Term Incentive Plan of American Brands, Inc., and the prospectuses related thereto, and (b) the prospectuses related to the Registration Statements on Form S-3 (Registration Nos. 33-50832, 33 -42397,
33-23039 and 33-3985) of American  Brands, Inc.   Pursuant to Rule  436(c)
under the Securities Act of 1933, this report should not be considered a part of such registration statements or prospectuses or certification by us within the meaning of Sections 7 and 11 of that Act.




                                                  Very truly yours,




                                                  COOPERS & LYBRAND



1301 Avenue of the Americas
New York, New York  10019